EXHIBIT 5.1

                                October 22, 1997

NFO Worldwide, Inc.
2 Pickwick Plaza
Suite 400
Greenwich, Connecticut  06830-5530

                               NFO Worldwide, Inc.
                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

            In connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") filed by NFO Worldwide, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the legality of the shares of common stock, par value $.01 per share (the "Common Stock"), of the Company to be registered thereunder. The Common Stock is being registered for offering and sale from time to time by certain selling stockholders of the Company pursuant to Rule 415 under the Act.

            In connection with this opinion, we have examined (i) an original, photocopy or conformed copy of the Registration Statement (including the exhibits thereto), (ii) the Restated Certificate of Incorporation and Amended and Restated By-laws of the Company, each as amended to date, and (iii) records of certain of the Company's corporate proceedings. We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereinafter expressed. In our examination of documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company.




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            Based on the foregoing, we are of the opinion that the shares of
Common Stock to be registered under the Registration Statement were duly authorized, and when issued, delivered and paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

            The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice law in the State of Delaware.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required by the Act or the Rules.


                                    Very truly yours,

                        /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON